Exhibit 10.1

NEXSTAR BROADCASTING GROUP, INC.
Amendment to Employment Agreement
Perry A. Sook

January 29, 2015

WHEREAS, Nexstar Broadcasting Group, Inc., a Delaware corporation (the "Company"), as successor to Nexstar Group, Inc., and Perry A. Sook ("Sook") entered into an Executive Employment Agreement dated as of January 5, 1998, as amended on May 10, 2001, September 26, 2002, August 23, 2003, January 1, 2007, July  2, 2007, November 13, 2008, December 31, 2008, March 27, 2009 and September 11, 2012 (as amended, the "Agreement").  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and Sook wish to further amend the Agreement in accordance with the provisions of Section 13 of the Agreement.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained therein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein.

1.	Paragraph 2, Term. The term of the Agreement is hereby extended through January 15, 2019, unless earlier terminated as provided in the Agreement.

2.	Paragraph 4(a), Compensation. Sook shall be entitled to receive an annual Base Salary at the rate specified below:

Annual Base Salary:
January 1, 2015 - December 31, 2015	$1,400,000
January 1, 2016 and thereafter	$1,500,000

Paragraph 4(b), Bonus.  Sook shall be provided with a target Bonus opportunity in the amounts set forth below, with the actual amount awarded each year to be determined by the Compensation Committee and paid pursuant to the Company's established bonus procedures:

Maximum Target Bonus Opportunity:
January 1, 2015 - December 31, 2015	$1,400,000
January 1, 2016 and thereafter	$1,500,000

3.	Paragraph 5, Fringe Benefits. Effective January 1, 2015 and thereafter, Sook shall be eligible for six (6) weeks of vacation per year.

4.	Headings. The headings in the Paragraphs of this Amendment are inserted for convenience only and will not constitute a part of this Agreement.
5.
Severability.  The parties agree that if any provision of this Amendment is under any circumstances deemed invalid or inoperative, the Amendment will be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties will be construed and enforced accordingly.

6.
Governing Law.  This Amendment is governed by and construed in accordance with the internal law of the State of Delaware without giving effect to any choice of law or conflict provision or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

7.
Effectiveness of this Amendment.  Except as expressly modified herein, the Agreement shall continue to be, and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.   Each of Nexstar and Operator hereby ratifies and confirms the Agreement and hereby agrees to be bound by the Agreement, as amended by this Amendment.  This Amendment shall be governed by and subject to the terms of the Agreement, as amended hereby.  From and after the date of this Amendment, each reference in the Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Agreement in any and all other agreements and instruments (other than in this Amendment or as otherwise expressly provided) shall be deemed to mean the Agreement, as amended by this Amendment, whether or not such Amendment is expressly referenced.

8.	Execution. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year written below.
Nexstar Broadcasting Group, Inc.		Perry A. Sook

By:	/s/ Thomas E. Carter	/s/ Perry A. Sook
Name:	Thomas E. Carter
Title:	Executive Vice President & Chief Financial Officer